SCHEDULE 14A

                                      (Rule 14a - 101)
                           INFORMATION REQUIRED IN PROXY STATEMENT

                                  SCHEDULE 14A INFORMATION
                 Proxy Statement Pursuant to Section 14(a) of the Securities
                                    Exchange Act of 1934

Filed by the registrant  [ X ]

Filed by a party other than the registrant  [    ]

Check the appropriate box:
[    ]Preliminary Proxy Statement
[    ]Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6 (e) (2) )
[  X ]Definitive Proxy Statement
[    ]Definitive Additional Materials
[    ]Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12

                               Ag Services of America, Inc.
                    (Name of Registrant as Specified in its Charter)

        (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ]No fee required.
[   ]Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


     [   ]Fee paid previously with preliminary materials.
     [   ]Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           AG SERVICES OF AMERICA, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON AUGUST 1, 2001

To the Stockholders of Ag Services of America, Inc.

The Annual Meeting of the Stockholders of Ag Services of America, Inc. (the "Company"), an Iowa corporation, will be held on Wednesday, August 1, 2001, at the Company's Corporate Headquarters, 2302 West 1st Street, Cedar Falls, Iowa, at 9:00 a.m., Central Standard Time, for the following purposes:

     1.   To elect two (2) directors of the Company.

     2. To ratify the appointment of McGladrey & Pullen, LLP, as the Company's independent public accountants for the Fiscal year ending February 28, 2002.

     3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the 6th day of June, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed Proxy and return it promptly in the enclosed envelope. If you later desire to revoke your Proxy, you may do so at any time before it is exercised.

                              By Order of the Board of Directors

                              \s\Kevin D. Schipper

                              Kevin D. Schipper
                              Secretary
June 25, 2001
Approximate Date First
Sent to Stockholders
Cedar Falls, Iowa

              Your vote is important.  Please date, sign and return your Proxy.
                           Your Proxy is in the enclosed envelope.

                             AG SERVICES OF AMERICA, INC.

                                   PROXY STATEMENT
                        For the Annual Meeting of Stockholders

                                   August 1, 2001

                                 GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of Ag Services of America, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held August 1, 2001 at 9:00 a.m., Central Standard Time, at the Company's Corporate Headquarters and any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Shares of common stock represented by proxies in the form solicited will be voted in the manner directed by a stockholder. If no direction is made, the proxy will be voted for the election of nominees for director named in this Proxy Statement, ratification of the Board of Directors' selection
McGladrey & Pullen, LLP, as the Company's independent public accountants for the 2002 Fiscal year and transacting such other business as may come before the meeting or any adjournment thereof. A stockholder may revoke his or her proxy at any time before it is voted by delivering to the Secretary a written notice of termination of the proxy's authority, by filing with the Secretary another proxy bearing a later date, or by appearing and voting at the meeting. This Proxy Statement and the form of proxy enclosed are being mailed to stockholders commencing on or about June 25, 2001. Only the holders of the Company's common stock whose names appear of record on the Company's books at the close of business on June 6, 2001 will be entitled to vote at the Annual Meeting. At the close of business on June 6, 2001, a total of 5,330,614 shares of common stock were outstanding, each share being entitled to one vote.
There is no right of cumulative voting provided in the Company's Articles of Incorporation or Bylaws. The affirmative vote of a majority of the outstanding shares of the Company's common stock represented at the meeting in person or by proxy, is necessary to effectuate all matters proposed to the stockholders at the Annual Meeting.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting, and the number of stockholders present in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum for all matters. Shares abstaining with respect to any matter will be treated as unvoted. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

Expenses in connection with the solicitation of proxies will be paid by the Company. In addition to solicitations by mail, the Company may request banks, brokers, and other custodians, nominees, and fiduciaries to send proxy materials to beneficial owners and to request voting instructions. The Company may reimburse them for their expenses in so doing. Directors, officers and regular employees of the Company, who will not receive extra compensation for their services, may solicit personally or by mail, telephone, or telegraph, if proxies are not promptly received.

The Annual Report of the Company, including Financial Statements for the Fiscal year ended February 28, 2001, accompanies this Proxy Statement.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth as of June 6, 2001, information about the beneficial ownership of Common Stock of the Company by each stockholder who is known by the Company to own beneficially more than five percent of the outstanding Common Stock of the Company, by each director, by each executive officer named in the Summary Compensation Table, and by all officers and directors as a group:

                                      Number of
                                       Shares                  Percentage
Name and Address of                 Beneficially                of Shares
 Beneficial Owner                    Owned(1)(2)               Outstanding
-------------------                 ------------               -----------
Gaylen D. Miller                     364,884 (3)                 6.78%
Henry C. Jungling, Jr.               366,934 (3)                 6.81%
Kevin D. Schipper                    362,134 (3)                 6.72%
James D. Gerson                      196,466 (4)                 3.68%
Michael Lischin                       12,000 (4)                   *
Ervin J. Mellema                      11,000 (4)                   *
Bradley D. Schlotfeldt                28,300 (5)                   *
Neil Stadlman                         19,200 (6)                   *
All Directors and Officers
 as a Group (16 persons)           1,473,138 (7)                27.41%

* Less than 1%

( 1 )The persons or entities identified in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them unless otherwise indicated. The number of shares beneficially owned includes shares of Common Stock issuable upon exercise of options exercisable during the next 60 days.

( 2 )Includes shares held by spouses and minor children sharing the same home.

( 3 )Includes options to purchase 55,000 shares of Common Stock exercisable within 60 days.

( 4 )Includes options to purchase 6,250 shares of Common Stock exercisable within 60 days.

( 5 )Includes options to purchase 6,500 shares of Common Stock exercisable within 60 days.

( 6 )Includes options to purchase 5,000 shares of Common Stock exercisable within 60 days.

( 7 )Includes options to purchase 246,975 shares of Common Stock exercisable within 60 days.

              EXECUTIVE COMPENSATION AND OTHER RELATED INFORMATION

The following table sets forth the cash and certain other compensation paid or accrued by the Company for services rendered in all capacities during the Fiscal years ended February 28, 2001, February 29, 2000 and February 28, 1999 to all executive officers of the Company who's total aggregate compensation was greater than $100,000.

                                      Summary Compensation Table

                           Annual Compensation               Long-Term Compensation
                     ------------------------------- -------------------------------------
                                                           Awards             Payouts
                                                     ------------------- -----------------
                                                                Securities
                                                     Restricted Underlying
Name and             Fiscal                            Stock      Options  LTIP      All
Principal Position    Year  Salary    Bonus  Other(a) Awards(b)    SARs  Payouts(d) Other
------------------   ------ -------  ------- -------- --------- -------- --------- -------

Gaylen D. Miller      2001 $233,534 $125,000(f)   $0        $0        0        $0  $5,017(i)
President and Chief   2000  200,603  206,923(f)    0         0        0         0   4,635(i)
Executive Officer     1999  200,603  161,454(f)    0         0   15,000(c)      0   4,635(i)

Henry C. Jungling Jr. 2001 $233,534 $125,000(f)   $0        $0        0        $0  $5,052(j)
Chairman of the       2000  200,603  206,923(f)    0         0        0         0   4,670(j)
Board                 1999  200,603  161,454(f)    0         0   15,000(c)      0   4,670(j)

Kevin D. Schipper     2001 $233,534 $125,000(f)   $0        $0        0        $0  $4,675(k)
Chief Operating       2000  200,603  206,923(f)    0         0        0         0   4,293(k)
Officer               1999  200,603  161,454(f)    0         0   15,000(c)      0   4,292(k)

Bradley D. Schlotfeldt2001 $112,295  $11,055(g)   $0        $0   10,000(d)     $0  $2,759(l)
Senior Executive      2000   88,240    1,747(g)    0         0        0         0   1,891(l)
Officer               1999   81,442    2,818(g)    0         0        0         0   2,487(l)

Neil Stadlman         2001 $103,322  $10,139(h)   $0        $0    4,000(d)     $0  $2,911(m)
VP Credit             2000   96,740    1,927(h)    0         0        0         0   2,810(m)
Administration        1999   89,942    3,115(h)    0         0        0         0   2,518(m)

(a) The table excludes noncash compensation for the use of an automobile, which did not exceed the lesser of $50,000 or 10% of the base compensation paid to each officer.

(b)  No restricted stock awards were made in any of the periods presented.

(c) No stock appreciation rights were granted or paid in any periods presented. Includes stock options granted on May 31, 1998, under the 1993 Stock Option Plan of the Company, when the market value of the Company's Common Stock was $17.375.

(d) No stock appreciation rights were granted or paid in any periods presented. Includes stock options granted on May 31, 2000, under the 1993 Stock Option Plan of the Company, when the market value of the Company's Common Stock was $16.310.
                                        -4-

(e) The Company did not have a long-term incentive compensation plan for any of the periods presented.

(f) Reflects incentive compensation accrued in Fiscal 2001, 2000 and 1999 to the officers of the Company of $125,000, $206,923 and $161,454, each, respectively, accordingly to their respective employment agreements.

(g) Reflects incentive compensation accrued in Fiscal 2001, 2000 and 1999 to the officer of the Company of $11,055, $1,747 and $2,818.

(h) Reflects incentive compensation accrued in Fiscal 2001, 2000 and 1999 to the officer of the Company of $10,139, $1,927 and $3,115.

(i) Reflects premiums paid by the Company for $250,000 term life insurance coverage in Fiscal 2001, 2000 and 1999 of $635, $635 and $635,
     respectively, and $4,382, $4,000 and $4,000, respectively, contributed to the Company's 401(k) plan by the Company on behalf of the officer listed above.

(j) Reflects premiums paid by the Company for $250,000 term life insurance coverage in Fiscal 2001, 2000 and 1999 of $670, $670, and $670,
     respectively, and $4,382, $4,000 and $4,000, respectively, contributed to the Company's 401(k) plan by the Company on behalf of the officer listed above.

(k) Reflects premiums paid by the Company for $250,000 term life insurance coverage in Fiscal 2001, 2000 and 1999 of $293, $293, and $292,
     respectively, and $4,382, $4,000 and $4,000, respectively, contributed to the Company's 401(k) plan by the Company on behalf of the officer listed above.

(l) Reflects Company contributions to the Company's 401(k) plan on behalf of the officer listed above in Fiscal 2001, 2000 and 1999 of $2,759, $1,891 and $2,487 respectively.

(m) Reflects Company contributions to the Company's 401(k) plan on behalf of the officer listed above in Fiscal 2001, 2000 and 1999 of $2,911, $2,810 and $2,578 respectively.


                                 Options/SAR Grants
                                   in Fiscal 2001

                                                             Potential realizable
                                                               value at assumed
                             Percent of                      annual rates of stock
                 Number of     total                           price appreciation
                 Securities  options/SARs                       for option term
                 Underlying   granted to  Exercise             ----------------
                Options/SARs employees in  Price   Expiration     5%      10%
Name               granted   Fiscal year  ($/SH)(1)   Date      ($)(2)   ($)(2)
---------------  ----------- -----------  -------  ----------  -------  -------
Brad D. Schlotfeldt 10,000       10.1%     $16.31    5/31/10    $102,573 $259,939

Neil Stadlman        4,000        4.0%     $16.31    5/31/10     $41,029 $103,976

                                        -5-

(1) Includes stock options granted on May 31, 2000, under the 1993 Stock Option
    Plan of the Company when the market price of the Company's common stock was $16.31.

(2) Reflects the estimated market value of underlying shares of Common Stock of the Company on May 31, 2010, assuming 5% and 10% stock price appreciation over the 10 year life of the stock options granted, minus the exercise price.


                                 Aggregated Option/SAR Exercises
                          in Fiscal 2001 and Year-End Option/SAR Values

                                          Number of Securities      Value of
                                             Underlying           Unexercised
                                             Unexercised         In-the-Money
                                           Options/SARS at      Options/SARS at
                   Shares                 February 28, 2001    February 28, 2001
                  Acquired                -----------------  --------------------
                     On         Value      Exer-    Unexer-     Exer-   Unexer-
Name             Exercise(a) Realized(a)  cisable   cisable    cisable  cisable
---------------  ----------- -----------  -------  ----------  -------  -------
Gaylen D. Miller        0        $0       50,000    5,000(b)   $436,250      $0

Henry C. Jungling, Jr.  0        $0       50,000    5,000(b)   $436,250      $0

Kevin D. Schipper       0        $0       50,000    5,000(b)   $436,250      $0

Bradley D. Schlotfeldt  0        $0       18,000   10,000(c)   $181,500      $0

Neil Stadlman           0        $0       18,000    4,000(d)   $181,500      $0

(a) No stock options were exercised in Fiscal 2001. There were no stock appreciation rights outstanding or exercised in Fiscal 2001.

(b) Includes 40,000 stock options granted on May 30, 1991, under the 1991 Stock Option Plan of the Company based primarily on performance during prior years and includes 15,000 stock options granted on May 31, 1998, under the 1993 Stock Option Plan of the Company as part of the executive compensation package.

(c) Includes 14,000 stock options granted on May 30, 1991, under the 1991 Stock Option Plan of the Company based primarily on performance during prior years and includes 4,000 stock options granted on February 28, 1994 and 10,000 stock options granted on May 31, 2000, under the 1993 Stock Option Plan of the Company as part of the executive compensation package.

(d) Includes 14,000 stock options granted on May 30, 1991, under the 1991 Stock Option Plan of the Company based primarily on performance during prior years and includes 4,000 stock options granted on February 28, 1994 and 4,000 stock options granted on May 31, 2000, under the 1993

                                        -6-

     Stock Option Plan of the Company as part of the executive compensation package.

(e) Reflects market value of underlying shares of Common Stock of the Company on February 28, 2001, minus the exercise price.


Employment Agreements

Effective July 1, 2000, Messrs. Jungling, Miller and Schipper entered into separate three-year employment agreements with the Company, each of which provide for (i) a base salary of $250,000, subject to adjustment upward upon annual review by the Board of Directors on March 1 of each year the agreement is in effect, (ii) payment of an annual bonus to each of these persons based upon the earning per share ("EPS") growth of the Company compared to the previous year, (iii) $250,000 in term life insurance coverage and (iv) receipt of other Company benefits including use of an automobile. If the respective employment agreement is terminated by the Company without "cause", the Company must continue to pay the person salary and bonus for up to two years. "Cause" is defined to include repeated neglect in performance, breach of the employment agreement or indictment or conviction of a felony or misdemeanor involving moral turpitude.

Board Report on Executive Compensation

At present, the entire Board of Directors is responsible for approving the compensation program and salaries for Messers. Jungling, Miller and Schipper. However, Messrs. Jungling, Miller and Schipper are not present when their own compensation is under consideration.

Compensation Philosophy. It is the philosophy of the Company to ensure that executive compensation is directly linked to sustained improvements in corporate performance and increases in stockholder value as measured by the Company's stock price. The following objectives have been adopted by the Board of Directors as guidelines for compensation decisions:

          Provide a competitive total compensation package that enables the Company to attract and retain key executive talent needed to accomplish its corporate goals.

          Integrate all pay programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

          Provide variable compensation opportunities that are directly linked with performance of the Company and that align executive remuneration with the interests of stockholders.

At present, the Company's executive compensation is comprised of (i) a base salary, (ii) an annual cash incentive bonus, (iii) additional incentive compensation in the form of stock options, and (iv) other benefits typically provided to executives of comparable companies, all described further below. For each such component of compensation, the Company's compensation levels are compared with those of comparable companies. For purpose of establishing these comparable compensation levels, the Company compares itself to a national group of companies selected by management and its consultants. This group consists primarily of public and non-public companies that have revenue levels similar to the Company's. This group does not include the companies used by the Company in the industry peer group index in the performance graph appearing elsewhere herein, as several of the members of the industry peer group are considerably larger in size with executive compensation well above that of the Company.

Base Salary. The salary of Messrs. Jungling, Miller and Schipper, including the Chief Executive Officer, is based on the officer's level of responsibility and comparisons to prevailing salary levels for similar positions at the Company and at comparable companies. The Board seeks to provide Messrs. Jungling, Miller and Schipper with salaries that are at least commensurate with the median salary levels at comparable companies. Compensation is linked to individual employment agreements as discussed above, which are consistent with the Company's compensation philosophy.

After taking into account the Company's increase in its revenue and earnings growth, the Board sought to establish the Fiscal 2001 salaries of Messrs. Jungling, Miller and Schipper at the median salary levels for similarly-situated executives of comparable companies. The Compensation Committee increased base salary from $200,603 to $250,000 effective July 1, 2000.

Annual Bonus. Messrs. Jungling, Miller and Schipper's annual bonus is linked to individual employment agreements as discussed above, which are consistent with the Company's compensation philosophy. The employment agreements establish target performance levels and the amount of bonus payable if these targets are met. The Board evaluates the annual bonus through review of information furnished by its consultants as to the bonus practices among comparable companies. The annual bonuses paid to Messrs. Jungling, Miller and Schipper have typically been less than the median annual bonuses paid by comparable companies.

The bonus is based upon the earning per share ("EPS") growth of the Company. The EPS growth shall be determined by comparing the Fiscal year end audited results to the EPS of the previous year. The bonus payment shall be $150,000 if the EPS growth is 15%. The bonus shall be adjusted upward by $10,000 for each full percent increase above 15% and conversely be adjusted downward by $5,000 for each full percent that falls below 15%. In the event the Company fails to achieve what the Board deems appropriate sustained growth, the Board in its discretion may determine the bonus by comparing the Fiscal year end audited results to the EPS of either of the two prior year's end results, whichever is higher. The Board may also, at its discretion, exclude certain items affecting the short-term profitability of the Company deemed important to future growth of the Company, from the calculation of the bonus. In Fiscal 2001, Messrs. Jungling, Miller and Schipper received a cash incentive bonus of $125,000.

Compensation Committee:

James D. Gerson                Michael Lischin               Ervin J. Mellema

Performance Graph

The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the Russell 2000 Index and the Agricultural Input Supply Index, an agricultural input supply index prepared for the Company by RDG made up of the following NYSE companies; Agco Corporation, CNH Global NV, Deere & Company, Dow Chemical, Du Pont, Lindsay Manufacturing, Monsanto and Ag Services of America,Inc. The comparison for each of the periods assumes that $100 was invested on February 29, 1996, in each of the Common Stock of the Company, the stocks included in the Russell 2000 Index and the stocks included in the Agricultural Input Supply Index. These indexes, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

                         Comparison of 5 Year Cumulative Total Return
                              Among Ag Services of America, Inc.,
                           The Russell 2000 Index and a Peer Group
                            [ Graphic included with hard copy ]


                                 1996    1997    1998    1999    2000    2001
Ag Services of America, Inc.     100     159     160     132     210     138
Russell 2000 Index               100     113     146     126     187     156
Agricultural Input Supply Index  100     128     151     128     137     125


                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

General:

The Company's Bylaws provide that the Board of Directors shall be divided into three classes, as nearly equal in number as reasonably possible and shall be designated as Class I, Class II or Class III directors. The term of office of the Class I directors elected at the 2000 Annual Meeting of Stockholders shall expire at the 2001 Annual Meeting of Stockholders; the term of office of the Class II directors elected at the 2000 Annual Meeting of Stockholders shall expire at the 2002 Annual Meeting of Stockholders; and the term of office of the Class III directors elected at the 2000 Annual Meeting of Stockholders shall expire at the 2003 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, each director elected to succeed a director whose term is expiring shall be elected for a three (3) year term.

Messrs. Jungling, Miller and Schipper served as officers of the Company pursuant to their respective employment agreements with the Company (See "Executive Compensation and other Related Information"). The Board of Directors intends to alternate the officer positions of Messrs. Jungling and Miller every two years so that commencing after the adjournment of the 2001 Annual Meeting of Stockholders, Mr. Jungling will serve as President and Chief Executive Officer and Mr. Miller will serve as Chairman of the Board.

The Board is currently composed of six members:

  Class I Directors:   Mr. Gaylen D. Miller       and  Mr. James Gerson
  Class II Directors:  Mr. Henry C. Jungling, Jr. and  Mr. Michael Lischin
  Class III Direcors:  Mr. Kevin D. Schipper      and  Mr. Ervin J. Mellema

The persons named in the accompanying proxy will vote for the election of the nominees described herein, unless authority to vote is withheld. The Board of Directors has been informed that each of the nominees is willing to serve as a director; however, if any of the nominees should decline or become unable to serve as a director for any reason, the proxy may be voted for such other person as the proxies shall, in their discretion, determine.

The following table sets forth certain information as of June 6, 2001, concerning the nominees for election as directors of the Company:

Name                          Age       Position with the Company
----------------------       -----      ----------------------------
Gaylen D. Miller              52        President, Chief Executive
                                         Officer and Director
James D. Gerson               57        Director


Class I Directors (term expiring in 2001)

Gaylen D. Miller is a founder of the Company and has served as a director since its formation in October 1985 and as President and Chief Executive Officer since August 1999 and from August 1995 until August 1997 and from May 1991 until August 1993. Mr. Miller served as Chairman from August 1997 until August

1999 and from August 1993 until August 1995 and as Chairman and Chief Operating Officer from August 1993 until July 1994, as Co-President of the Company from July 1988 until May 1991 and as Vice President, Secretary, and Treasurer from November 1985 until July 1988. Mr. Miller was raised on a farm in Iowa and before joining the Company he held administrative and accounting positions with Land-O-Lakes, Inc., an agricultural cooperative, and DEKALB Genetics Corporation, an international seed company. Messrs. Miller and Jungling are First cousins and Mr. Jungling is Mr. Schipper's uncle.

James D. Gerson has served as a director of the Company since August 1991. For more than five years, Mr. Gerson has been Vice President of Fahnestock & Co. Inc., a securities firm. Mr. Gerson also serves as a director of American Power Conversion Corp., Evercell, Inc. and Fuel Cell Energy, Inc.

Class II Directors (term expiring in 2002)

Henry C. Jungling, Jr. is a founder of the Company and has served as a director since its formation in October 1985 and as Chairman since August 1999 and from August 1995 until August 1997 and as Chairman and Chief Operating Officer from May 1991 until August 1993. Mr. Jungling served as President and Chief Executive Officer from August 1997 until August 1999 and from August 1993 until August 1995, as Co-President of the Company from July 1988 until May 1991 and as President from November 1985 until July 1988. Mr. Jungling was raised on a farm in Iowa and managed his own farming operation for 18 years.

Michael Lischin has served as a director of the Company since April 1990. Mr. Lischin is an attorney admitted to the bar in New York and Kentucky. His area of concentration is livestock asset based financing. He has served as a director and officer of a variety of companies that provide financing in the agricultural industry.

Class III Directors (term expiring in 2003)

Kevin D. Schipper is a founder of the Company and has served as a director since its formation in October 1985 and as Chief Operating Officer since July 1994 and as Chief Operating Officer and Secretary since August 1999. Mr. Schipper served as Vice President since its formation in October 1985 until July 1994 and as Treasurer and Secretary since July 1988 until July 1994. Before joining the Company, Mr. Schipper was employed by Scoular Grain Company, where he worked in product sales.

Ervin J. Mellema has served as a director of the Company since May 1991. Since 1976, Mr. Mellema has been an operating principal of Campbell Mellema Insurance Inc., a property and casualty insurance agency, and Campbell Mellema Realty, LLC, a real estate brokerage firm.

Committees and Meetings of the Board of Directors

The Board of Directors met eight times in Fiscal year 2001. All incumbent directors attended at least 75% of the respective meetings of the Board and Audit Committee, if they were directors or committee members.

Audit Committee

The Board of Directors of the Company has an Audit Committee consisting of Messrs. Gerson, Lischin and Mellema. The Audit Committee's primary responsibilities are set forth in the Audit Committee charter. The
Audit Committee met four times during Fiscal 2001 and has the responsibility

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for consulting with the Company's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditor's examination and reviewing annual financial statements. The
Audit Committee has discussed and reviewed the audited financial statements with management. The Audit Committee has also received the written disclosures and letter from McGladrey & Pullen, LLP required by Independence Standards Board Standard No. 1 and has discussed with McGladrey & Pullen, LLP their independence. Based on the above reviews and discussions, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form
10-K. Such members of the Audit Committee are all "independent" within the meaning set forth in sections 303.01(B)(2)(a) and (B)(3) of the New York Stock Exchange Listing Manual.

Audit Committee:

James D. Gerson             Michael Lischin              Ervin J. Mellema


Directors' Fees

The Company currently pays director's fees to its non-employee directors in the amount of $1,500 per board meeting and $250 per committee meeting plus reimbursement for expenses incurred in connection with the performance of their duties.

Compensation Committee Interlocks and Insider Participation

At present, the entire Board of Directors is responsible for approving the compensation program and salaries for the executive officers. Gaylen D. Miller, Henry C. Jungling, Jr. and Kevin D. Schipper who are members of the Board of Directors were also executive officers of the Company during Fiscal 2001. However, the executive officers that are also members of the board are not present when any of their own compensation is under consideration. There were no director interlocks with other companies or related party transactions in Fiscal 2001.


Required Vote; Board Recommendation

Pursuant to Iowa law, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the election of the directors nominated below.

          Mr. Gaylen D. Miller               Mr. James Gerson

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THIS PROPOSAL NO. 1

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                                   PROPOSAL NO. 2
                            RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT PUBLIC ACCOUNTANTS

General:

The Stockholders are being requested to approve the resolution ratifying the action of the Board of Directors in appointing McGladrey & Pullen, LLP as the Company's independent public accountants for the Fiscal year ending
February 28, 2002.

It is not expected that a member of McGladrey & Pullen, LLP will be present at the Annual Meeting. However, we will forward any questions that arise to McGladrey & Pullen, LLP, who will have the opportunity to respond.

McGladrey & Pullen, LLP acted as independent certified public accountants for the Company for Fiscal 2001, and has been selected by the Board to serve again in that capacity for Fiscal 2002. The following table lists the aggregate fees and costs billed by McGladrey & Pullen, LLP and their affiliate, RSM McGladrey, Inc., to the Company for (i) services rendered in connection with auditing the Company's annual consolidated financial statements for Fiscal 2001, reviewing the Company's quarterly financial statements for Fiscal 2001 and tax return preparation, (ii) services rendered during Fiscal 2001 in connection with implementation of financial reporting software, (iii) website enhancements and (iv) miscellaneous technology consulting.

         Audit Fees and Tax Preparation ........................$73,050
         Financial Information Systems Software Implementation...37,993
         Website Enhancements....................................12,000
         Miscellaneous Technology Consulting......................2,668


Required Vote; Board Recommendation:

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to ratify the action of the Board of Directors in appointing McGladrey & Pullen, LLP, as the Company's independent public accountants for the Fiscal year ending February 28, 2002. Option Plan.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THIS PROPOSAL NO. 2.

                                       -13-
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                                  OTHER MATTERS

The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting calling for a vote of the stockholders, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.


                         DEADLINE FOR SUBMISSION OF STOCKHOLDER
                            PROPOSALS FOR 2002 ANNUAL MEETING

Proposals of Stockholders to be presented at the Company's 2002 Annual Stockholders' Meeting must be received at the Company's corporate headquarters no later than February 28, 2002, for inclusion in the agenda for the 2002 Annual Meeting.

                              By Order of the Board of Directors

                              /s/ Kevin D. Schipper

                              Kevin D. Schipper
                              Secretary

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